Exhibit 23B
                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MBNA Corporation 1997 Long Term Incentive Plan, of our report dated January 15, 1999 with respect to the consolidated financial statements of MBNA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP
Baltimore, Maryland
June 2, 1999